Exhibit 99.1

Investor Relations Contact:	Dave Armstrong
Phone:	(812) 962-5059

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Third Quarter Results for 2006

Revenue increased by 8.1% for the quarter
Year-to-date revenue increased by 14.1% on a pro forma basis
Net debt reduced by $43.1 million

EVANSVILLE, Ind. – November 2, 2006 – Accuride Corporation (NYSE: ACW), a leading manufacturer and supplier of commercial vehicle components, today announced its financial results for the third quarter ended September 30, 2006.

The Company reported results of $341.6 million in net sales for the third quarter of 2006 compared to $316.1 million for the third quarter of 2005, an increase of 8.1%.  This expansion was primarily the result of continued robust demand in the commercial vehicle industry and the partial pass-through of rising raw material costs.  These factors were partially offset by the lower volume during the ramp up after the unexpected breakdown of two aluminum forging presses in the second quarter and a reduction in light steel wheel volume.

For the nine months ended September 30, 2006, net sales were $1,063.3 million compared to $931.6 million for the same nine-month period in 2005, an increase of 14.1%.  Year-to-date net sales were $1,063.3 million, an increase of 7.9%, compared to pro forma net sales of $985.9 million during the same period in 2005.  The Company acquired Transportation Technologies Industries, Inc. (“TTI”) in late January 2005, and pro forma results account for the Company’s acquisition as if it occurred on January 1, 2005.

Net income was $12.4 million, or $0.36 per diluted share, for the third quarter of 2006 compared to $19.1 million, or $0.55 per diluted share, for the third quarter of 2005.  Net income for the third quarter of 2006 benefited from realized cost synergies related to the integration of the TTI companies.  Those benefits were more than offset by pre-tax costs of $0.3 million related to SFAS No. 123(R), $6.1 million in accelerated depreciation expense related to light steel wheel assets, and $0.5 million in costs related to other non-operating/non-recurring items.  Net income for the third quarter of 2005 included $0.6 million in fees related to the secondary stock offering completed in October 2005.

Net income was $50.8 million, or $1.47 per diluted share, for the first nine months of 2006.  For the first nine months of 2005, net income was $36.3 million, or $1.25 per diluted share, or $37.5 million on a pro forma basis, or $1.26 per diluted share.  Net income for the first nine months of 2006 included pre-tax costs of $1.0 million related to SFAS No. 123(R), $1.4 million in losses from the sale of the facility in Columbia, Tennessee, a $2.3 million impairment charge related to tooling assets at the Piedmont, Alabama, facility, $6.1 million in accelerated depreciation expense related to light steel wheel assets, and $0.5 million in costs related to other non-operating/non-recurring items.  Pro forma net income for the first nine months of 2005 included pre-tax costs of $20.0 million related to refinancing costs and a loss on extinguishment of debt, $0.6 million in fees related to the secondary stock offering completed in October 2005 and $0.8 million in costs related to other non-operating/non-recurring expenses.

Adjusted EBITDA was $47.9 million for the third quarter of 2006, compared to an Adjusted EBITDA of $51.7 million for the same quarter in 2005.  For the first nine months of 2006, Adjusted EBITDA was $158.7 million compared to $155.1 million pro forma Adjusted EBITDA for the same nine-month period in 2005, an increase of 2.3%.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.

Recent Events

During the third quarter of 2006, Accuride had a continuing dispute with Ford Motor Company originating from Ford’s decision to re-source certain Accuride products over the next 12 to 18 months.  In light of Ford’s decision to re-source the products, Accuride elected not to renew its contract with Ford.  Alternatively, the Company offered to enter into new agreements with Ford to continue to provide product at an increased price and subject to mutually agreed terms and conditions.  Ford declined to enter into new agreements and instead filed a breach of contract lawsuit seeking to challenge Accuride’s election not to renew the prior contracts.  Accuride has contested the allegations.  Until the matter is resolved, the Company will continue to supply the products to Ford at the increased prices pursuant to certain interim terms.

“The decision to not renew our contract with Ford is consistent with our strategy to phase-out marginally profitable businesses,” said Terry Keating, Accuride’s CEO.  “The Ford business represented approximately 7% of our revenue in 2005.  We are currently working to replace this revenue with higher margin business that provides a better return to our shareholders.”

Due to the uncertainty involved in the litigation, the Company is recording the incremental price increase as a “gain contingency” for accounting purposes and will not include such amount in income until the contingency is resolved.  As of September 30, 2006, the incremental cash received of $10.6 million and accounts receivable of $4.4 million is reflected in assets and the incremental price amounts of $15.0 million are reflected in current liabilities.

Liquidity and Cash Flow

As of September 30, 2006, the Company had cash of $86.7 million (including $10.6 million related to the Ford contract renewal dispute).  Total debt of $657.7 million and net debt of $571.0 million reflect a net debt reduction of $43.1 million during the quarter.  For the third quarter of 2006, cash from operating activities including cash proceeds related to the Ford dispute was $50.1 million and capital expenditures totaled $9.5 million, resulting in free cash flow of $40.6 million.  This compares to free cash flow of $23.7 million in the third quarter of 2005.

Review and Outlook

“Revenue growth was strong in the quarter due to robust demand in most of our end markets,” said Keating.  “While this has been positive for our business, our margins continue to be impacted by higher costs related to raw material and other operating costs.  In addition, we experienced inefficiencies in a number of our plants due to operating at peak levels.  Due to the aforementioned reasons we were not able to convert the incremental revenue into profit.  While driving out costs remains a strong focus, we are pleased that we have generated significant cash flow despite these near-term hurdles.  As a result, we have reduced net debt by over $75 million through the third quarter.”

“A number of OEMs have reduced production schedules for the fourth quarter at a rate greater than the seasonal slowdown we typically experience this time of year,” added Keating.  “Based on this factor coupled with the previously mentioned performance issues, we expect our full year Adjusted EBITDA to be in the range of $200 million to $210 million.  Despite the reduction in Adjusted EBITDA guidance for the full year, we are increasing our free cash flow estimate, excluding proceeds from the Ford dispute, to be in the range of $80 million to $85 million due primarily to strong cash management.”

The Company will conduct a conference call to review its third quarter results and preview the remainder of 2006 on Thursday, November 2, 2006, at 3:00 p.m. Central Time.  The phone number to access the conference call is (866) 314-4865 in the United States, or (617) 213-8050 internationally, access code 75675080.  A replay will be available beginning November 2, 2006, at 5:00 p.m. Central Time, through November 9, 2006, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 12492936.  The financial results for the three-month and nine-month period ended September 30, 2006, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco and Brillion.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to, the ability to successfully integrate the TTI acquisition, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, outcome of the Ford litigation, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

The unaudited pro forma consolidated statement of operations has been adjusted to give effect to the acquisition of TTI and related financings as if these events occurred on January 1, 2005.  The unaudited pro forma financial data is for informational purposes only and does not purport to present what our results of operations and financial condition would have been had the acquisition and related financing actually occurred on these earlier dates, nor does it project our results of operations for any future period or our financial condition in the future.  In addition, the pro forma adjustments, as described herein, may differ from preliminary estimates when the respective transactions occurred.

ACCURIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Historical Results
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands except per share data)	2006	2005(1)	2006	2005(1)
NET SALES	$341,610	$316,136	$1,063,268	$931,567
COST OF GOODS SOLD	299,707	264,602	912,231	777,180
GROSS PROFIT	41,903	51,534	151,037	154,387
OPERATING EXPENSES:
Selling, general and administrative	12,636	12,177	39,412	38,254
INCOME FROM OPERATIONS	29,267	39,357	111,625	116,133
OTHER INCOME (EXPENSE):
Interest income	495	155	887	422
Interest expense	(14,819)	(11,083)	(39,120)	(40,049)
Refinancing costs and loss on extinguishment of debt	—	—	—	(19,987)
Equity in earnings (losses) of affiliate	137	(8)	528	378
Other income (expense)—net	(127)	1,137	869	258
INCOME BEFORE INCOME TAXES	14,953	29,558	74,789	57,155
INCOME TAX PROVISION	2,518	10,418	23,976	20,808
NET INCOME	$12,435	$19,140	$50,813	$36,347
Weighted average common shares outstanding—basic	34,308	33,624	34,145	28,064

Basic income per share	$0.36	$0.57	$1.49	$1.30

Weighted average common shares outstanding—diluted	34,682	34,856	34,577	28,971

Diluted income per share	$0.36	$0.55	$1.47	$1.25

Note:

(1)          Certain amounts in the 2005 consolidated financial statements have been reclassified to conform to the 2006 presentation. Included in these reclassifications are certain costs totaling $4.9 million and $13.0 million for the three and nine months ended September 30, 2005, that have been reclassified from selling, general, and administrative expenses to cost of goods sold to conform to our accounting policies.  These reclassifications do not have any impact on net income and are immaterial to the consolidated statements of income.

ACCURIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Pro Forma Results(1)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands except per share data)	2006	2005(2)	2006	2005(2)
NET SALES	$341,610	$316,136	$1,063,268	$985,897
COST OF GOODS SOLD	299,707	264,602	912,231	825,990
GROSS PROFIT	41,903	51,534	151,037	159,907
OPERATING EXPENSES:
Selling, general and administrative	12,636	12,177	39,412	41,064
INCOME FROM OPERATIONS	29,267	39,357	111,625	118,843
OTHER INCOME (EXPENSE):
Interest income	495	155	887	422
Interest expense	(14,819)	(11,083)	(39,120)	(41,009)
Refinancing costs and loss on extinguishment of debt	—	—	—	(19,987)
Equity in earnings (losses) of affiliate	137	(8)	528	378
Other income (expense)—net	(127)	1,137	869	254
INCOME BEFORE INCOME TAXES	14,953	29,558	74,789	58,901
INCOME TAX PROVISION	2,518	10,418	23,976	21,359
NET INCOME	$12,435	$19,140	$50,813	$37,542
Weighted average common shares outstanding—basic	34,308	33,624	34,145	28,949

Basic income per share	$0.36	$0.57	$1.49	$1.30

Weighted average common shares outstanding—diluted	34,682	34,856	34,577	29,852

Diluted income per share	$0.36	$0.55	$1.47	$1.26

Note:

1)              Pro forma results have been adjusted to give effect to the acquisition of TTI and related financings as if these events occurred on January 1, 2005.

2)              Certain amounts in the 2005 pro forma consolidated financial statements have been reclassified to conform to the 2006 presentation. Included in these reclassifications are certain costs totaling $4.9 million and $14.7 million for the three and nine months ended September 30, 2005, that have been reclassified from selling, general, and administrative expenses to cost of goods sold to conform to our accounting policies.  These reclassifications do not have any impact on net income and are immaterial to the consolidated statements of income.

ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Historical Results
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2006	2005	2006	2005
NET INCOME	$12,435	$19,140	$50,813	$36,347
Net interest expense	14,324	10,928	38,233	59,614
Income tax expense	2,518	10,418	23,976	20,808
Depreciation and amortization	17,939	11,711	44,241	32,907
EBITDA	47,216	52,197	157,263	149,676
Restructuring, severance and other charges(2)	464	615	1,900	1,373
Items related to our credit agreement(3)	249	(1,137)	(448)	(258)
ADJUSTED EBITDA	$47,929	$51,675	$158,715	$150,791

	Pro Forma Results(1)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2006	2005	2006	2005
NET INCOME	$12,435	$19,140	$50,813	$37,542
Net interest expense	14,324	10,928	38,233	60,574
Income tax expense	2,518	10,418	23,976	21,359
Depreciation and amortization	17,939	11,711	44,241	34,511
EBITDA	47,216	52,197	157,263	153,986
Restructuring, severance and other charges(2)	464	615	1,900	1,373
Items related to our credit agreement(3)	249	(1,137)	(448)	(254)
ADJUSTED EBITDA	$47,929	$51,675	$158,715	$155,105

Note:

(1)          Pro forma results have been adjusted to give effect to the acquisition of TTI and related financings as if these events occurred on January 1, 2005.

(2)          For the three months ended September 30, 2006, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $0.5 million in costs related to the business interruption sustained at our facility in Erie, Pennsylvania.  Item (i) affected gross profit.  For the three months ended September 30, 2005, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $0.6 million for fees related to the secondary stock offering completed in October 2005.  Item (i) affected SG&A.  For the nine months ended September 30, 2006, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $1.4 million in losses from the sale of the facility in Columbia, Tennessee, and (ii) $0.5 million in costs related to the business interruption sustained at our facility in Erie, Pennsylvania.  Items (i) and (ii) affected gross profit.  For the nine months ended September 30, 2005, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $1.8 million for costs related to the sale of inventory that has been adjusted to fair value, (ii) ($1.0) million for the insurance proceeds related to the business interruption sustained at our facility in Cuyahoga Falls, Ohio, (iii) $0.6 million for fees related to the secondary stock offering completed in October 2005.  Items (i) and (ii) affected gross profit.  Item (iii) affected SG&A.

(3)          Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended September 30, 2006, items related to our credit agreement consist of foreign currency losses and other income or expenses of $0.2 million.  For the three months ended September 30, 2005, items related to our credit agreement consist of foreign currency income and other income or expenses of $1.1 million.  For the nine months ended September 30, 2006, items related to our credit agreement consist of foreign currency gains and other income or expenses of $0.4 million.  For the nine months ended September 30, 2005, items related to our credit agreement consist of foreign currency gains and other income or expenses of $0.3 million.

Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents net income before net interest expense, income tax (expense) benefit, depreciation and amortization plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  Accuride has included information concerning Adjusted EBITDA in this press release because Accuride’s management and our board of directors use it as a measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.

ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In thousands)	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$86,677	$48,415
Customer and other receivables	175,331	141,921
Inventories, net	109,294	118,896
Supplies, net	21,926	17,426
Other current assets	26,768	25,599
Total current assets	419,996	352,257
PROPERTY, PLANT AND EQUIPMENT, net	299,057	317,972
OTHER ASSETS:
Goodwill and other assets	540,232	550,125
TOTAL	$1,259,285	$1,220,354
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$119,761	$114,990
Other current liabilities	99,695	82,596
Total current liabilities	219,456	197,586
LONG-TERM DEBT	657,725	697,725
OTHER LIABILITIES	139,762	149,300
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	242,342	175,743
TOTAL	$1,259,285	$1,220,354

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